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                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                          -----------------------

                                 FORM 8-A


              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                          -----------------------

                        FAMILY BARGAIN CORPORATION

          (Exact Name of Registrant as Specified in its Charter)


       Delaware                                 50-0299573
(State of Incorporation)                   (I.R.S. Employer
                                            Identification Number)

4000 Ruffin Road                                   92123
San Diego, California                            (Zip Code)
(Address of Principal Executive
Offices)



If this Form relates to the          If this Form relates to the
registration of a class of debt      registration of a class of debt
securities and is effective upon     securities and is to become effective
filing pursuant to General           simultaneously with the effectiveness
Instruction A(c)(1) please check     of a concurrent registration
the following box.      /_/          statement under the Securities Act of
                                     1933 pursuant to General Instruction
                                     A(c)(2) please check the following
                                     box.  /_/



       Securities to be registered pursuant to Section 12(b) of the Act:


     Title of each class                       Name of each exchange on which
     to be so registered                       each class is to be registered
     -------------------                       ------------------------------

      Securities to be registered pursuant to Section 12(g) of the Act:

                             Stock Purchase Rights

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                   Page 1 of 3 sequentially numbered pages.

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Item 1.     Description of the Registrant's Securities to be Registered.
            -----------------------------------------------------------

      The securities to be registered are stock purchase Rights. A description of the Rights is set forth under the caption "The Offering" in Registration Statement File No. 333-58797 filed under the Securities Act of 1933, as amended. That description is incorporated by reference.

Item 2.     Exhibits.
            --------

      The following documents are filed as exhibits hereto:

    1. Registration Statement File No. 333-58797 (including the prospectus filed under Rule 424(b)) -- Incorporated by reference.

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                             SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       FAMILY BARGAIN CORPORATION



                                       By:/s/ Jonathan W. Spatz
                                          ____________________________
                                         Name: Jonathan W. Spatz
                                         Title: Executive Vice President

Date: October 26, 1997